Exhibit 10.15


                                    AGREEMENT


         This Agreement is entered into as of March 23, 2001, by and among Global Capital Securities Corporation ("GCAP"), a Colorado corporation, and Sutton Online, Inc. ("Franchisee").

         WHEREAS GCAP has represented to Franchisee that

         A. GCAP is engaged in business as a broker4ealer in securities, is duly registered as such with the Securities and Exchange Commission ("SEC") and various states and is a member of the National Association of Securities Dealers, Inc. ("NASD").

         B. GCAP wishes to obtain from Franchisee the use of office space, equipment, furniture and services necessary to operate a branch office designated as an Office of Supervisory Jurisdiction in the State of New York.

         C.       The branch office is located at the following address:

                              575 Underhill Blvd.
                              Suite 224
                              Syossett, New York 11791


The above office is hereinafter referred to as "Branch Office".

         THEREFORE, in order to enable GCAP to conduct its business as a broker-dealer in securities from the fully furnished and equipped Branch Office, and for other reasons as are evident from the following, the parties hereto agree as follows:

         1.       Services Provided by Franchisee.

                  1.1 Franchisee agrees at its expense to provide to GCAP the following:

                  (a) Use of the Branch Office to the maximum extent permissible under the lease. Franchisee represents that it has leased the office space and such lease does not prohibit the use of such office space by OCAP pursuant to the terms of this Agreement. If the office space presently occupied by the Branch Office becomes unavailable, Franchisee shall provide equivalent office space of like or better quality within ten miles of the office space that became unavailable and Franchisee shall pay for all expenses incurred in effecting the relocation of the Branch Office, including equipment furniture, supplies, personnel and movable fixtures and partitions. The substitute office space shall be acceptable to GCAP in all respects, and if accepted in writing by GCAP, shall be included within "Branch Office" as used herein.

                  (b) All quotation machines and all furniture, fixtures, telephone equipment insurance, supplies, and services, including but not limited to, utilities, telephone usage charge, local personal property taxes and licenses, advertising and other operating services, including personnel, other than registered representatives, which personnel would include secretarial, bookkeeping and reception, as OCAP, at its sole unconditional discretion, may from time to time reasonably require to operate a business as a broker-dealer in securities from the Branch Office.

                  (c) Supervisory personnel for the Branch Office. The supervisory personnel shall be duly qualified, licensed and registered with the NASD and all applicable state authorities. The number and specific persons who will act as supervisory personnel shall be as GCAP in its sole unconditional discretion may from time to time reasonably require to assure that the activities conducted at and from the Branch Office and by registered representatives and other associated personnel working at the Branch Office comply with all laws and regulations which may apply to the activities of such persons, including, but not limited to the federal, state and local securities laws, the rules, policies, interpretations and by-laws of the NASD and any and all self-regulatory organizations of which GCAP may from time to time be a member, and all other laws and regulations which may be applicable. In addition to supervisory activities conducted at and from the Branch Office, GCAP may require such supervisory personnel to enforce the policies, procedures and practices of GCAP which may be more restrictive than those imposed by law and applicable regulatory authorities. Franchisee agrees to have at least 1 (one) registered securities principal in the Branch Office for every 15 (ten) registered representatives in the Branch office.

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                  1.2      GCAP shall have sole unconditional discretion to
reject, discipline, terminate, condition the activities and/or otherwise control the functions and duties of any and all personnel assigned by Franchisee to perform supervisory services for GCAP pursuant to this Agreement. Any compensation of the personnel performing supervisory services for such services shall be paid solely by Franchisee.

                  1.3 The registered representatives working at the Branch Offices shall be employed by OCAP and shall be compensated by GCAP. To the extent that a person who is providing supervisory services on behalf of Franchisee pursuant to this Agreement is also acting as a registered representative, such person shall be an employee of OCAP only to the extent such person is acting as a registered representative.

                  1.4 All personnel designated by Franchisee to perform supervisory services for OCAP pursuant to this Agreement shall be deemed employees of Franchisee and not of OCAP and Franchisee shall be responsible for all compensation, insurance for such persons in providing such supervisory services, and Franchisee shall be solely responsible for all acts and omissions committed by such personnel relating to their supervisory duties.

         2.       Closure of Branch Offices by GCAP
                  ---------------------------------

                  2.1 OCAP shall have the right, in its sole unconditional discretion, to close at any time the Branch Office without incurring any liability to GCAP for such closure; provided, however, if such closure occurs before GCAP has given Franchisee 90 days advance written notice, GCAP shall be liable to Franchisee for the following expenses incurred and paid by Franchisee in connection with such closure.

                  (a) The rent, if any, for the closed Branch Office for the number of days representing the difference between 60 days and the number of days for which notice was given and for which Franchisee had to pay an amount pursuant to a pre-existing lease.

                  ~)       The salary for up to a 30 day period which Franchisee
may be obligated to pay to any person under a pre-existing written contract who on the closure date was employed by Franchisee in the Branch Office in a ministerial or secretarial position for the same time period in 2.1 (a) above.

                  2.2 Notwithstanding anything in paragraph 2.1 above, if OCAP is prevented from fully conducting its business as a securities broker-dealer, by reason of any law, of a securities regulation or regulatory authority or otherwise, OCAP may close the Branch Office without liability of any kind to Franchisee.

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         3.       Non-Assumption of Liabilities.
                  -----------------------------

                  3.1 OCAP is not assuming any liabilities or obligations of Franchisee, or their prior employer except as provided herein as to the holding of securities and monies for various accounts which were previously customers of Franchisee's prior employer.

         4.       Transfer of Accounts.
                  --------------------

                  4.1 OCAP agrees to use its best efforts to transfer to OCAP all of the customer1s securities accounts of Franchisee's prior employer/broker dealer including all securities positions in such accounts and cash equal to the sum of all credit balances in such accounts held by any clearing agent and depository for the benefit of Franchisee's prior employer/broker dealer.

                  4.2 Customers. The parties agree that the customers introduced to GCAP under this agreement shall remain customers of Sutton Online, inc. Upon termination of this Agreement Sutton Online, Inc. shall have the right to direct subject to customer approval, that the accounts of customers introduced to GCAP under this Agreement be transferred to another broker4ealer and GCAP shall fully cooperate in such transfer. Such cooperation shall include bulk tape-to-tape or other similar method.

         5.       Indemnity on Account Transfers.
                  ------------------------------

                  5.1 Franchisee agrees to indemnify and hold GCAP free from any and all losses which GCAP may sustain from accepting any accounts of Franchisee or Franchisee's S

         Franchisee shall determine the Commission and prices that are charged or paid by customers in effecting transactions through or with GCAP giving due regard to applicable law and trade practices.

                  7.3 From the total gross there shall be deducted the total compensation payable to registered representatives assigned to and working out of the Branch Office in accordance with OCAP and Franchisee's agreed upon compensation schedule. However any compensation shall be the responsibility exclusively of Franchisee.

         From the remainder of the total gross, after payment to registered representatives, there shall be deducted any and all other expenses described in Appendix A, Sections I through W (attached).

                  7.4 if, as a consequence of such computations, payments and deductions, there is a remainder that is a positive amount Franchisee shall be paid in accordance with the terms and conditions described in Appendix A,
Section I (attached).

                  7.5 if, however, as a consequence of the terms described in Appendix A, a remainder is a negative amount the negative amount shall be paid by Franchisee to GCAP within 10 days after notice of the negative amount is given by GCAP to Franchisee. if OCAP does not receive timely payment, OCAP may elect to carry forward such negative amounts and collect them from any payments which thereafter may become due to Franchisee or it may collect such negative amounts by any means otherwise available to OCAP.

                  7.6 Any payments GCAP may be required to make under this paragraph 7 shall be paid by GCAP to Franchisee, on or before the 15th day following the end of each broker's month which follows the month for which a positive remainder is computed.

         8.       Conduct of Business in Branch Offices.
                  -------------------------------------

                  8.1 Franchisee agrees to operate the Branch Office as a Branch Office of OCAP, and for no other business activity without prior written notice to the President of GCAP or his designee and receipt of prior written approval. GCAP acknowledges that Franchisee sells and services online trading software as a separate business operating out of the same location as Franchisee. Franchisee shall provide sufficient supervisory personnel so that the said office shall qualify as and be operated as an office of supervisory jurisdiction as defined by the bylaws and rules of the NASD; provided, however, none of the supervisory personnel in the Branch Office shall be required to have any supervisory duties over any office of GCAP other than Franchisee shall take all reasonable steps to ensure that all personnel in the Branch Office are complying with all applicable laws and the rules, policies, interpretations and by-laws of the NASD and all other regulatory authorities and with all of GCAP's policies, procedures and practices which may be established from time to time by manuals, memoranda and/or oral directives. In addition, no personnel in the Branch Office other than Jonathan Siegel shall have prior employer/broker dealer, resulting from transactions and activity of any nature whatsoever in such accounts which occurred on or before the date of transfer.

                  5.2 Notwithstanding anything in paragraphs 4.1 and 5.1 to the contrary, CCAP, at its sole, unconditional discretion, may refuse to accept the transfer of any account or accounts and shall incur no liability of any nature whatsoever to anyone for such refusal.

         6.       Registrations of Representatives.
                  --------------------------------

                  6.1 GCAP agrees to use its best efforts to facilitate the prompt registration with the NASD and applicable states of each representative working out of the Branch Office with GCAP. OCAP shall approve the registration of all persons prior to any registration application being filed with the NASD and applicable state authorities or prior to any person being hired in the Branch Office in any capacity. Franchisee agrees to provide all information requested by GCAP about potential registered representatives, supervisory personnel and secretarial and ministerial personnel so that GCAP may make an informed decision concerning such persons. OCAP reserves the right, in its sole unconditional discretion, to refuse to accept any such person as its employee or

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

supervisory, secretarial or ministerial personnel in the Branch Office, and GCAP shall incur no liability of any nature whatsoever to anyone for such refusal. Once employed, GCAP or Franchisee may terminate a registered representative working with the Branch Office in its sole unconditional discretion or withdraw approval of supervisory, secretarial or ministerial personnel. Each registered representative employed by OCAP shall be required to enter into an agreement with GCAP which sets forth the respective obligations of each party.

         7.       Compensation for Services.
                  -------------------------

                  7.1 GCAP will pay Franchisee an amount as hereinafter computed as compensation for Franchisee providing the services and promises pursuant to this Agreement and Franchisee accepts the same as full compensation for the services and promises provided.

                  7.2 The "total gross" generated by the Branch Offices shall be determined on a monthly basis in accordance with the standard practices of OCAP. Franchisee shall be provided with daily compensation reports which reflect the total gross of each registered representative in the Branch Office. Franchisee shall reconcile each daily compensation report received within 2
(two) business days and report to GCAP any unreconciled or questioned items. In the absence of any such discrepancy report, the compensation reports shall be deemed correct and not subject to further adjustment by Franchisee. All items timely reported by Franchisee will be reviewed by GCAP in good faith, and adjustments, if any, will be made in the sole discretion of GCAP after consideration of all information provided by Franchisee in support of any requested adjustment. authority to make any contracts on behalf of GCAP. In addition, Franchisee, in providing the services required by this Agreement, including acquiring office space, equipment, furniture, quotation machines, and supervisory personnel, shall make clear to all third parties that it alone is the obligor on all contracts and arrangements and OCAP has no obligation under such contracts or arrangement.

                  8.2 Subject to modification by GCAP, at its sole unconditional discretion, Franchisee shall institute procedures reasonably designed to ensure that all supervisory personnel shall do the following:

                  (a) supervise the activities of all registered representatives and other associated persons assigned to the Branch Office;

                  ~)       review and endorse in writing, on a record of OCAP,
all transactions and all correspondence of its registered representatives or other associated persons of the Branch Office pertaining the solicitation of any securities transaction;

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


                  (c) implement and enforce all policies, procedures, practices, directives and all supplements thereto, of OCAP, including the supervision of the activities of all registered representatives and other associated persons of the Branch Office;

                  (d) report promptly to the Compliance Officer of GCAP all customer complaints, changes to the registration applications of any registered representative or other associated person of the Branch Office and all written or oral contacts or inquiries by any regulatory authority of any nature whatsoever;

                  (e) evaluate the suitability of any solicited securities transaction by a customer and the frequency of securities transactions based on the customer' s financial situation, investment experience and investment objectives;

                  (f) determine that each recommendation (if any)of a security by a registered representative in the Branch Office has a reasonable basis in fact based upon a reasonable investigation and is based entirely on information which is publicly available;

                  (g) conduct themselves in a manner which will enhance the business image in reputation of GCAP; and

                  (h) train, evaluate and monitor the activities of each registered representative to ensure that their conduct is in accordance with the highest level of commercial honor and just and equitable principles of trade.

         9.       Authority of Registered Representatives

                  9.1 Franchisee acknowledges that registered representatives in the Branch Office shall solicit persons to become customers of CCAP by opening one or more accounts with GCAP; however, each such account before being opened must be approved by the supervisory personnel in the Branch Office and such other persons as GCAP determines in its sole discretion.

                  9.2 Registered representatives in the Branch Office shall solicit and submit offers to GCAP received from customers to act as the customer's agent, to purchase or to sell securities, or take other actions relative to the customer 5 account, but none of them may make such contractual arrangements. Registered representatives in the Branch Office shall be authorized to receive from customers offers and orders to buy and sell securities, but neither the registered representative nor Franchisee shall be authorized to accept or execute any orders. GCAP, acting through its designees, shall have sole authority and discretion to accept or reject offers and orders from customers.

                  9.3 Franchisee acknowledges that GCAP has the right to reject any person as a customer of CCAP, to reject any order to purchase or to sell a security by a customer, to reject any offer of employment as an agent made by a customer, to require that any information provided relevant to the purchase or sale of a security is publicly available and is from a reliable source and that any recommendations have a reasonable basis in fact and be suitable in relation to the customer's financial situation, investment experience and investment objectives, and to require that Franchisee comply with all its warranties and representations and the terms and conditions contained in this Agreement.

                  9.4 Franchisee and personnel in Branch Offices shall maintain such books and records pertaining to the securities business as GCAP shall reasonably require or permit, which books and records shall be exclusive property of OCAP. GCAP shall have access to all such books and records, and GCAP shall be permitted to make such copies as it reasonably requires.

         10.      Status of the Parties and Business Restrictions
                  -----------------------------------------------

                  10.1 In performing any of the services under this Agreement and for the purpose of this Agreement Franchisee shall not operate as an employee of GCAP, but shall maintain their own business as a distinct and separate business activity from GCAP. Performance by Franchisee of this Agreement shall be subject entirely to the internal direction and control of Franchisee except to the extent required otherwise by federal or state law or the rules, policies, interpretations and by4aws of the NASD, and any other regulatory authority, or by this Agreement Nothing in this Agreement shall be deemed to create or constitute a partnership or a joint venture between OCAP and Franchisee.

                  10.2 Subject to the last sentence of this paragraph 10.2, Franchisee shall be free to exercise its own judgment subject to state and federal securities laws and other applicable laws and trade standards, as to the persons or entities from whom it will obtain the office space, equipment, etc. that it is required to provide pursuant to this Agreement, except that Franchisee shall take all action necessary to establish the authority of the persons to enter into the applicable contract Subject to the last sentence of this paragraph 10.2, Franchisee shall have the fullest discretion as to the methods and means of its operation under this Agreement; however, the authority of Franchisee under this Agreement shall not extend to or affect the general practices and policies of GCAP relating to the conduct of its business. Franchisee agrees to be bound by the direction of GCAP regarding compliance with federal and state securities laws and the rules, policies, interpretations and by-laws of the NASD and any and all other regulatory authorities which may apply to OCAP.

                  10.3 Neither Franchisee nor any registered representative or other associated person or any other person in a Branch Office shall participate in any manner in any securities transactions, whether for their account, for customers or otherwise, except for or through GCAP in accordance with this Agreement, unless the same has been approved in writing by the President of GCAP or a person designated in writing by the President to act for the President in such matters.

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

                  10.4 Franchisee and each registered representative and each other associated person and other persons in the Branch Office shall be subject to and comply completely with GCAP's policies and procedures with respect to any activities in which any of them may engage or with respect to their association with GCAP. No such person shall be employed by, or accept compensation from, any person other than OCAP or Sutton Online, Inc. as a result of any business activity outside the scope of their relationship to GCAP, unless the same has been approved in writing by the President of GCAP or a person designated in writing by the President to act for the President in such matters.

                  10.5 GCAP shall authorize Franchisee to pay supervisory personnel and other persons assigned by Franchisee to Branch Offices for such persons to receive payment for Franchisee for supervisory and other services performed pursuant to this Agreement.

                  10.6 Franchisee agrees to keep confidential and not to distribute or disclose any software or confidential information of third parties that GCAP contracts for or guarantee the performance of Franchisee in accordance with the terms of any Agreements with such third parties.

         11.      Expenses.
                  --------

                  11.1 Except as otherwise provided in this paragraph 11, and all expenses for travel, entertainment, licenses, insurance, office, secretarial, clerical, office equipment quotation and data services, software and equipment maintenance, general selling expenses and all other expenses that may be incurred by or for the Branch Office other than payment of commissions to registered representatives and as otherwise set forth in this Agreement will be borne wholly by Franchisee, and in no case shall OCAP be responsible or liable for such expenses.

                  11.2 Franchisee shall be responsible for all of its expenses including, but not limited to, salaries, wages and other expense services required hereunder except the registered representatives compensation.

                  11.3 OCAP shall be fully responsible for all expenses incurred in operating its home office in Denver. No portion of such expenses shall be charged to Franchisee, except as expressly provided in this Agreement.

                  11.4 Franchisee will pay all losses incurred as a result of any non-performance or defalcation by a customer in any transaction emanating from or involving the Branch Office, including, but not limited to, losses from sell-outs, buy-ins, cancellations and errors in the conveyance of any instructions received from customers, unless such losses are entirely the result of a mistake or error of GCAP or its clearing broker.

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                  11.5     Franchisee agrees to provide liability and other
insurance as is required to hold GCAP and their officers, directors, employees, agents, sureties and control persons harmless from any torts incurred by any persons injured on the premises of the Branch Offices or other liabilities which result from the activities of registered representatives or other associated persons or other persons in the Branch Office.

                  11.6 Franchisee agrees to promptly provide written evidence of its payment of all of its obligations under this Agreement to GCAP on the request of OCAP.

         12.      Duration
                  --------

                  12.1 This Agreement shall become effective as of the date first appearing herein and will continue in effect for a period of one (1) year unless sooner terminated as provided in this Agreement The term of this Agreement shall automatically be extended for an additional one-year term under the same terms and conditions, including this provision for extension; so that without a written notice not to extend received prior to 60 days of the end of the one-year term, this Agreement automatically becomes extended for an indefinite number of one-year terms.

         13.      Termination
                  -----------

                  13.1 In the event of a default by Franchisee as provided in this Agreement the parties agree that GCAP may terminate this Agreement without prejudicing its rights and remedies hereunder. In the event of a default by GCAP, Franchisee may terminate its obligation under this agreement to OCAP. Any termination of this Agreement shall be effective: (i) at the end of the 90-day period specified in paragraph 2.1; (II) on the 10th day after any default under paragraph 14.1(a) which remains uncured;(iii) on the 30th day after any default under paragraph 14.1(e) which remains uncured; or immediately upon notice being delivered by the non-defaulting party that a default has occurred under paragraphs 14.1(R), 14.1(c) or 14.1(d), all as the case may be.

                  13.2 Upon the expiration1 cancellation or termination of the Agreement:

         All monies due Franchisee pursuant to this Agreement shall be paid in a timely fashion as provided in this Agreement except that GCAP may retain up to $4,000 for up to three months to satisfy any contingent losses, costs, offsets, expenses, etc., for which Franchisee may be liable.

         The provisions of paragraph 13.2 shall survive the expiration or termination of this Agreement.

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         14.      Default.
                  -------

                  14.1 The occurrence of any of the following events shall be deemed to be, and shall be treated as, a default under this agreement and just cause for its termination subject to paragraph 13:

                  (a) Breach of failure by any party in the due observance of performance of any term, covenant or agreement contained in this Agreement which shall continue unremedied or uncorrected for a period of ten (10) days after written notice thereof, specifying the breach, has been delivered to the defaulting party.

                  (1,)     Fraud on the part of any party or person subject to
the direct supervision of any party in a Branch Office, or the willful failure or gross negligence of either party to comply with the applicable federal or state securities laws or with the rules, policies, interpretations or by-laws of NASD.

                  (c) The violation by any party, or person subject to the direct supervision of any party in the Branch Office of any rule or regulation of the SEC, the NASD, or any other regulatory body or agency having jurisdiction over either party, if such a violation could result in the denial, suspension or revocation of registration or membership with such bodies.

                  (d) Any party becomes insolvent makes any assignment for the benefit of creditors; calls a meeting of creditors; offers a composition of extension to creditors; suspends payments; consents to or suffers the appointment of a receiver, a trustee, a committee of creditors, or bankruptcy or seeks a reorganization, arrangement or readjustment of its debts or its dissolution or liquidation or for any other relief under any bankruptcy or insolvency laws.

                  (e) Any party has filed or has commenced against it an involuntary petition in bankruptcy seeking reorganization, arrangement or adjustment of its debts or for any other relief under any bankruptcy or insolvency law, or has entered against it any judgment or decree for its dissolution which remains undismissed or undischarged or unbonded for a period of thirty (30) days.

                  14.2 if any party shall be entitled to terminate this Agreement pursuant to this paragraph 14, the defaulting party shall be obligated to pay all damages which a non-defaulting party may sustain by reason of the default, including without limitation, all legal fees and other expenses incurred.

         15.      Use of GCAP's Name
                  ------------------

                  15.1 GCAP has consented and agreed to the use of its name and service marks by the Branch Office in the business and activities hereunder during the initial term or any extended term of this Agreement. The Branch Office shall, upon the termination of the Agreement, cease using GCAP's name or other service marks of GCAP and shall not be held out as an agent or in any way associated with GCAP.

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                  15.2     The Branch Office may display the name of GCAP on the
directory board of the building in which said offices are located. Additionally, GCAP's name may also be conspicuously placed on or near the entrance to the branch office or on its internet site. Each Branch Office must display in a conspicuous place a SIPC sign indicating that GCAP is a member of SIPC and must display any other licenses required by applicable state law.

         16.      General Duties of Franchisee.
                  ----------------------------

                  16.1 Franchisee shall act exclusively for OCAP in the offer, sale, purchase and transfer of securities and monies received in connection therewith. Franchisee shall be governed strictly by all rules, regulations and instructions as set forth by the regulatory agencies in the securities industry and with the policies and procedures of GCAP. Franchisee shall at all times conduct their business activities honestly1 shall observe high standards of commercial honor and just and equitable principles of trade and in the best interest of GCAP.

         17.      Receipts of Funds by Branch Office.
                  ----------------------------------

                  17.1 Franchisee shall treat all money or securities that he may receive on behalf of GCAP in the capacity of a trustee; Franchisee will under no circumstances make any personal or other use of them, but will immediately forward them to GCAP or as otherwise directed by GCAP. The Branch Office and Franchisee will render full and true accounts at such times as GCAP may prescribe.

                  17.2 All monies or items of value received or collected for GCAP under this Agreement shall be property of GCAP. Such funds shall not be intermingled with personal funds of Franchisee or any Branch Office nor used for any other purpose whatsoever. All monies received or collected for GCAP under this Agreement must be made payable to GCAP unless otherwise notified by GCAP. Franchisee shall not establish any bank or other account in the name of GCAP without prior written approval of the President of GCAP.

                  17.3 Franchisee shall be liable to GCAP for loss by accident theft or otherwise of any money, securities or other items of value belonging to or the responsibility of OCAP which come into the possession or control of Franchisee or the possession or control of registered representatives, other associated persons or anyone else in the Branch Office. Should GCAP obtain replacement or recovery of any item governed by this paragraph 17.3, Franchisee shall be reimbursed less any expenses incurred by OCAP in effecting the replacement or recovery.

         18.      Non-Assignment
                  --------------

                  18.1 This agreement is not assignable. No rights or interest arising therefrom shall be subject to assignment except with the written consent of the parties then in existence. A change of name of GCAP or a corporate merger or reorganization where GCAP is the surviving corporation shall not be deemed an assignment of the Agreement

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         19.      Indemnification
                  ---------------

                  19.1 Franchisee agrees to indemnify and hold harmless GCAP and their officers, directors, registered representatives, agents, independent contractors, employees, sureties, persons who control GCAP within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 or any other law, (other than Franchisee) from and against any and all losses, claims, damages or liabilities, joint or several, to which he or any of them may become subject under any securities law or any other statute or at common4aw or otherwise and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by any of them in connection with any proceeding or litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any breach of this Agreement, negligence, fraud, dishonesty, forgery, embezzlement, willful misapplication, failure to pay applicable taxes or fees, or any violation of any federal or state securities law or rules of the NASD by Franchisee or any supervisory personnel, registered representative or other person m the Branch Office; provided however, that the indemnity agreement contained in this paragraph 19.1 shall not apply to amounts paid in settlement of any such litigation if such settlements are effected without the consent of Franchisee. This indemnity agreement is in addition to any other liability which Franchisee may otherwise have to the persons indemnified. This paragraph 19.1 and its provisions shall survive the termination of this Agreement.

                  19.2 GCAP agrees to indemnify and hold harmless Franchisee and their officers, directors, registered representatives, agents, independent contractors, employees, sureties, persons who control Franchisee within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 or any other law, (other than GCAP) from and against any and all losses, claims, damages or liabilities, joint or several, to which he or any of them may become subject under any securities law or any other statute or at common-law or otherwise and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by any of them in connection with any proceeding or litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any breach of this Agreement, negligence, fraud, dishonesty, forgery, embezzlement, willful misapplication, failure to pay applicable taxes or fees, or any violation of any federal or state securities law or rules of the NASD by OCAP or any supervisory personnel, registered representative or other person of OCAP other than of Franchisee; provided however, that the indemnity agreement contained in this paragraph 19.2 shall not apply to amounts paid in settlement of any such litigation if such settlements are effected without the consent of GCAP. This indemnity agreement is in addition to any other liability which GCAP may otherwise have to the persons indemnified. This paragraph 19.2 and its provisions shall survive the termination of this Agreement.

         20.      Applicable Law
                  --------------

                  20.1 The validity and interpretation of this Agreement and each clause and part thereof shall be governed by, and construed in accordance with, the laws and regulations then prevailing in the State of Colorado.

                  20.2 The place of execution of this Agreement shall be deemed to have taken place in Denver, Colorado.

                  21.1 Any consent required under this Agreement shall not be unreasonably withheld.

         22.      Notices.
                  -------

                  22.1 Any notices requires under this Agreement shall be deemed to be in compliance if mailed Certified Mail/Return Receipt Requested to the addressee as hereafter listed.


                           Global Capital Securities Corporation
                           6300 South Syracuse Way #645
                           Englewood, CO 80111

         23.      Entire Agreement

                  23.1 This Agreement is the entire agreement of the parties and shall supersede any previously executed agreements between the parties relating to the subject matter hereof. Any amendments to this Agreement must be in writing and signed by the authorized representatives of all parties.

                  23.2 No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party.

                  23.3 Throughout this Agreement the singular shall include the plural1 the plural shall include the singular, masculine and the neuter shall include the feminine, and vice versa, wheresoever the context so requires.

                  23.4 This Agreement shall not be valid and binding as to the parties hereto until fully executed by all of the parties hereto ad none of the parties hereto may reasonably rely on any of the promised performance herein until this Agreement is fully executed by all of the parties hereto.

         24.      Controversies - To be Arbitrated
                  --------------------------------

                  24.1     (i) Arbitration is final and binding on the parties.
(II) The parties are waiving their right to seek remedies in court, including the right to jury trial. (~) Pre-arbitration discovery is generally more limited thin and different from court proceedings. (iv) The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited. (v) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

                  24.2 Notwithstanding the above, the parties agree that all controversies which may arise between and/or among them concerning any transaction, the construction, performance or breach of this or any other agreement between and/or among them, whether entered into prior, or on subsequent to the date hereof, or any other matter, including but not limited to, securities activity, commodity activity, investment advice or in any way related thereto, shall be determined by arbitration in accordance with the arbitration rules of the NASD. This shall insure to the benefit of and be binding on OCAP, its respective officers, directors, registered representatives, agents, independent contractors, employees, sureties and controlling persons and shall insure to the benefit of and be binding on Franchisee. Any award rendered in arbitration may be enforced in any court of competent jurisdiction.

         25.      Severabilitv
                  ------------

                  25.1 if any provisions of this Agreement are declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. Such remaining provision shall be fully severable and this Agreement shall be construed and enforced as if such invalid provision had never been inserted in this Agreement.

         26.      Attorney's Fees
                  ---------------

                  26.1 if a legal action or arbitration is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

         This Agreement contains a Predispute Arbitration Clause beginning on page 16 at paragraph 24.2.

                                       GLOBAL CAPITAL SECURITIES CORPORATION
                                       ("GCAP")

                                       By /s/ STEVEN R. HINKLE
                                          --------------------------------------
                                          Steven R. Hinkle, Chairman

                                       Sutton Online, Inc.
                                       -------------------
                                       FRANCHISEE

                                       By: /s/ JONATHAN D. SIEGEL
                                           -------------------------------------
                                           Jonathan D. Siegel

                                   APPENDDIX A

I        SERVICE AGREEMENT PAYOUTS

         FOR THE SERVICES PROVIDED UNDER THE AGREEMENT, THE OFFICE WILL BE CREDITED WITH 100 PERCENT OF THE GROSS GENERATED ON A MONTHLY BASIS. FROM THEAMOUNT THAT IS CREDITED TO THE BRANCH, THE BRANCH WILL BE PAID THIS AMOUNT LESS $0.60 PER TICKET, ANY OF THE COMMISSION PAYMENTS TO REGISTERED REPS, CLEARING, TAXES, AND ANY OTHER CHARGES OF THE BRANCH OFFICE WHICH ARE PAID BY GCAP AND APPLICABLE TO OR ON BEHALF OF THE BRANCH OFFICE.

II       CLEARING COSTS AND EXECUTION

         THE BRANCH WILL BE CHARGED THEIR ACTUAL CLEARING COSTS ON A MONTHLY BASIS.

III      SUPPLIES

         THE BRANCH OFFICE IS RESPONSIBLE FOR THE COSTS OF ALL SUPPLIES RELATED TO DOING BUSINESS.

IV       OTHER

         THE BRANCH WILL BE CHARGED BACK ANY OTHER CHARGES
         PAID BY GCAP APPLICABLE TO OR ON BEHALF OF THE BRANCH OFFICE.